Exhibit 3.1

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TUSCAN HOLDINGS CORP.

The present name of the corporation is “Tuscan Holdings Corp.” The corporation was incorporated under the name “Tuscan Holdings Corp.” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on November 5, 2018. The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on March 5, 2019 (the “First Amended and Restated Certificate”). The Corporation filed an amendment to the First Amended and Restated Certificate with the Secretary of State of the State of Delaware on December 4, 2020. This Second Amended and Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation’s certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The certificate of incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

Article I
NAME

Section 1.1  Name. The name of the corporation (the “Corporation”) is Microvast Holdings, Inc.

Article II
REGISTERED AGENT AND OFFICE

Section 2.1  Address. The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange St., County of New Castle, City of Wilmington, State of Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Article III
PURPOSE

Section 3.1  Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV
AUTHORIZED STOCK

Section 4.1  Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 800,000,000 shares, consisting of (a) 750,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”), and (b) 50,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holders is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) (as the same may be amended and/or restated from time to time, this “Certificate of Incorporation”).

Section 4.2  Preferred Stock.

(a)  The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions thereof, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions if any, of the shares of such series. The designations, powers (including voting powers), preferences and relative, participating, optional, special or other rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding.

(b)  Except as may otherwise be provided in this Certificate of Incorporation or by applicable law, no holder of any series of Preferred Stock then outstanding, as such, shall be entitled to any voting powers in respect thereof.

Section 4.3  Common Stock.

(a)  Voting Rights. Except as may otherwise be provided in this Certificate of Incorporation or by the DGCL, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders are generally entitled to vote. Except as may otherwise be provided in this Certificate of Incorporation or by the DGCL, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more outstanding series of Preferred Stock are entitled to vote together with the holders of Common Stock as a single class, together with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders generally. Notwithstanding the foregoing, to the fullest extent permitted by applicable law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

(b)  Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other outstanding class or series of stock of the Corporation having a preference over or the right to participate with Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of Common Stock, as such, shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the Corporation when, as and if declared thereon by the Board from time to time out of funds or assets of the Corporation that are by applicable law available therefor.

(c)  Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any other outstanding class or series of stock of the Corporation having a preference over or the right to participate with Common Stock as to distributions upon dissolution or liquidation or winding up of the Corporation, the holders of outstanding Common Stock, as such, shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by each such stockholder.

Article V
BYLAWS

Section 5.1  Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the bylaws of the Corporation. In addition to any affirmative vote required by this Certificate of Incorporation or by applicable law, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the bylaws of the Corporation or to adopt any provision inconsistent therewith.

Article VI
BOARD OF DIRECTORS

Section 6.1  General; Number of Directors. Except as may otherwise be provided in this Certificate of Incorporation or by the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock to elect one or more directors (collectively, the “Preferred Directors” and each, a “Preferred Director”), the number of directors which shall constitute the Board shall be fixed by and in the manner provided by the bylaws of the Corporation, except that any increase or decrease in the number of directors constituting the Board shall require the affirmative vote of the Wu Directors then in office (as defined in the Stockholders Agreement, dated as of July 23, 2021, by and among the Corporation, Yang Wu (“Wu”) and Tuscan Holdings Acquisition, LLC (as the same may be amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Stockholders Agreement”)).

Section 6.2  Election and Term. The directors (other than any Preferred Directors) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the effectiveness of this Certificate of Incorporation, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the effectiveness of this Certificate of Incorporation and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the effectiveness of this Certificate of Incorporation. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned by resolution or resolutions of the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director elected to fill any newly created directorship resulting from an increase in any such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting of stockholders at which his or her term expires and until his or her successor shall be elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. The election of directors (other than Preferred Directors) shall be determined by a plurality of the votes cast by the stockholders at a meeting of stockholders at which a quorum is present. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Certificate of Incorporation (and therefore such classification) becomes effective in accordance with the DGCL. Directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation shall so provide.

Section 6.3  Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock to elect Preferred Directors and the nomination rights granted pursuant to the terms of the Stockholders Agreement, any newly-created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring in the Board (whether by death, resignation, disqualification or removal) shall be filled solely and exclusively by the affirmative vote of a majority of the directors then in office (other than any Preferred Director), although less than a quorum, or by a sole remaining director (other than any Preferred Director), and not by stockholders of the Corporation. Any director (other than a Preferred Director) elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, subject to his or her earlier death, resignation, disqualification or removal.

Section 6.4  Removal. Except for any Preferred Directors, any or all of the directors may be removed only for cause and only upon the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 6.5  Committees. Subject to the applicable corporate governance rules of any national securities exchange or other market on which the Common Stock is then listed and the applicable corporate governance guidelines of the Securities and Exchange Commission, each committee of the Board shall consist of such number of Wu Directors (as defined in the Stockholders Agreement) (rounded up to the nearest whole number) equal to (a) the total number of directors comprising such committee multiplied by (b) the quotient of the shares of Common Stock beneficially owned by Wu divided by the total number of outstanding shares of Common Stock.

Article VII
STOCKHOLDERS

Section 7.1  Stockholders.

(a)  Annual Meetings. An annual meeting of holders of stock of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof.

(b)  Special Meetings. Except as may be otherwise provided in this Certificate of Incorporation, special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time, but only by (i) the Board, (ii) the Chairman of the Board or (iii) Wu, so long as Wu beneficially owns at least ten percent of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, and special meetings of stockholders of the Corporation may not be called by any other person or persons. Any special meeting of stockholders of the Corporation may be postponed by action of the person calling such meeting at any time in advance of such special meeting.

Section 7.2  Action by Written Consent(a). Except as may be otherwise provided in this Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders.

Article VIII
LIMITED LIABILITY AND INDEMNIFICATION

Section 8.1  Limited Liability of Directors. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, modification, repeal or elimination of the provisions of this Section 8.1 shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination.

Section 8.2  Indemnification. To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided, however, that, except for proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall not be obligated to indemnify any such director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has reasonable cause to believe that the person’s conduct was unlawful. Any amendment, repeal, modification or elimination of the foregoing provisions of this Section 8.2 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination.

Article IX
SECTION 203 OF THE DGCL

Section 9.1  Section 203. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

Article X
OTHER MATTERS

Section 10.1   Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation are granted subject to the rights reserved in this Section 10.1. In addition to any other vote required by this Certificate of Incorporation or the DGCL, this Certificate of Incorporation may be amended by the affirmative vote of the holders of (a) so long as Wu owns at least ten percent of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, seventy-five percent, or (b) so long as Wu does not own at least ten percent of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, a majority, in each case, of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 10.2   Forum.

(a)  Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim (A) arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the bylaws of the Corporation or (B) as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by applicable law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, any state or federal court located in the State of Delaware with jurisdiction. This Section 10.2(a) shall not apply to any action asserting claims arising under the Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

(b)  Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any action asserting claims arising under the Securities Act of 1933, as amended.

Section 10.3   Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance or for whatever reason whatsoever, to the fullest extent permitted by applicable law: (a) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph or section containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent of the law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Stephen A. Vogel, its Chief Executive Officer, this 23rd day of July, 2021.

By:	/s/ Stephen A. Vogel
	Name:	Stephen A. Vogel
	Title:	Chief Executive Officer

[Signature Page – Second Amended and Restated Certificate of Incorporation]